Form 8-k is being submitted pursuant to Rule 901(d) of Regulation S-T


                  SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D. C. 20549

                               FORM 8-K

                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE

                    SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): October 23, 1998


                    First Financial Holdings, Inc.
          (Exact name of registrant as specified in charter)


Delaware                     0-17122                   57-0866076
State or other              Commission             I.R.S. Employer
jurisdiction of            File Number                I.D. number
incorporation

34 Broad Street, Charleston, South Carolina                 29401
(Address of principal executive offices)               (Zip Code)


                          (843) 529-5800
       Registrant's telephone number (including area code)

Item 5.    Other Events

    On October 23, 1998, First Financial Holdings, Inc. announced that it is commencing a stock repurchase program to acquire up to approximately 500,000 shares, or 3.7% of the Corporation's outstanding common stock. The repurchase plan is expected to be completed by June 30, 1999. For more information regarding this matter, see the press release attached hereto as Exhibit 1.

Item 7.    Financial Statements, Pro Forma Financial Information and
           Exhibits

    Exhibit (1).            Press release dated October 23, 1998


                              SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              FIRST FINANCIAL HOLDINGS, INC.


                              /s/  A. Thomas Hood
                              A. Thomas Hood
                              President and Chief Executive Officer



Date: October 27, 1998

                               Exhibit 1

                 Press release dated October 23, 1998

                              Contact:  Susan E. Baham
                                        Senior Vice President
                                        843-529-5601

               FIRST FINANCIAL HOLDINGS, INC. ANNOUNCES
    DECLARATION OF DIVIDENDS AND INITIATES STOCK REPURCHASE PROGRAM

Charleston, South Carolina (October 23, 1998) -- First Financial Holdings, Inc. today announced that its Board of Directors has declared a regular quarterly cash dividend of $.12 per share. The dividend, which represents a 14% increase over last quarter s $.105 per share, is payable November 20, 1998 to shareholders of record as of November 6, 1998.

    The Board of Directors also announced that the Company is commencing a stock repurchase program to acquire up to approximately 500,000 shares of the Company's common stock, which represents approximately 3.7% of the outstanding common stock. The repurchase program is expected to end by June 30, 1999.

    Commenting on the announcements, A. Thomas Hood, President and Chief Executive Officer, said, "The Company achieved outstanding results in Fiscal 1998, and we are committed to having shareholders
benefit directly in our solid growth and success.   We are also
pleased that the Board has authorized the stock repurchase program."

    Hood stated that the repurchases generally would be effected through broker-assisted open market purchases, although he did not rule out the possibility of unsolicited negotiated transactions or other types of repurchases. No shares will be repurchased directly from directors, officers or affiliates of the Company. Mr. Hood explained that the price to be paid for shares purchased on the open market will not exceed the greater of the highest independent bid or closing independent sale price of the Company's stock on the Nasdaq Stock Market. The number of shares to be purchased in the open market during any day generally is not to exceed 25% of the average daily trading volume of the common stock over the preceding four weeks, except for block purchases.

    First Financial Holdings, Inc. is the holding company of First Federal Savings and Loan Association of Charleston and Peoples Federal Savings and Loan Association, Conway. The Associations operate a total of 36 offices in South Carolina located in the Charleston Metropolitan area and Horry, Georgetown and Florence Counties, a loan origination office in coastal North Carolina and a private banking office in Hilton Head, S. C.

    The common stock of First Financial Holdings, Inc. is traded on the Nasdaq Stock Market under the symbol "FFCH."